UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On July 20, 2005, Vista Gold Corp. announced that it has agreed with Luzon Minerals Ltd., subject to regulatory approval, to further amend the terms of the original purchase option agreement between the companies concerning Vista’s Amayapampa gold project in Bolivia, with respect to the payments previously due on June 15, 2005 and June 15, 2006. The agreement had been most recently amended in January 2005, in connection with Luzon’s decision to exercise its option to purchase the Amayapampa project from Vista, as previously announced.

The amended agreement, dated July 18, 2005, calls for an aggregate purchase price comprising: U.S. $2,700,000 (including U.S. $100,000 previously paid); either 3,250,000 or 4,250,000 common shares in the capital of Luzon (including 250,000 already issued to Vista), and 1,000,000 common share purchase warrants; and a net smelter return royalty to Vista payable as follows:

•	Within five days of receiving approval of the TSX Venture Exchange, Luzon will issue to Vista 3,000,000 Luzon common shares and 1,000,000 warrants, each warrant entitling the holder to acquire one common share of Luzon at an exercise price of CDN $0.20 for a period of three years from the date of issuance, and, on the earlier of December 31, 2005 or the date of the closing of the next debt, equity or other financing completed by Luzon after July 15, 2005, Luzon will pay to Vista U.S. $100,000 in cash.

•	Within five days of the date that is the earlier of December 31, 2006 or the date Luzon completes or obtains financing sufficient to commence construction at the Amayapampa Project, Luzon will pay to Vista U.S. $2,500,000.

•	In the event that Luzon completes a feasibility study or technical report for the Amayapampa Project that discloses recovered gold of more than 400,000 ounces, Luzon shall issue to Vista an additional 1,000,000 common shares.

•	If Luzon completes the acquisition of the Amayapampa Project, Luzon will grant Vista a net smelter return royalty as follows: (i) on the first 440,000 ounces of gold production, a 4.5% net smelter return royalty where the gold price is less than U.S. $450 per ounce and a 5.5% net smelter return royalty where the gold price is U.S. $450 per ounce or more, and (ii) thereafter, a 1.0% net smelter return royalty.

In addition, effective from July 29, 2004, Luzon will pay all costs associated with holding and maintaining the Amayapampa Project, including reimbursement of outlays made by Vista (approximately U.S. $51,000, as of June 30, 2005). Other terms of the agreement remain unchanged.

The preceding description of the terms of the amendment is qualified in its entirety by reference to the Fourth Amendment to Purchase Agreement, dated July 18, 2005, a copy of which has been filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On July 20, 2005, Vista issued a press release relating to the above matters. The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Fourth Amendment to Purchase Agreement, dated July 18, 2005, between Vista Gold Corp. and Luzon Minerals Ltd.

Exhibit 99.1	Press Release of Vista Gold Corp. dated July 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: July 22, 2005